Exhibit 99.1

City Office REIT Reports First Quarter 2024 Results

VANCOUVER—May 3, 2024 —City Office REIT, Inc. (NYSE: CIO) (the “Company,” “City Office,” “we” or “our”) today announced its results for the quarter ended March 31, 2024.

First Quarter Highlights

•	Rental and other revenues were $44.5 million. GAAP net loss attributable to common stockholders was approximately $2.4 million, or ($0.06) per fully diluted share;

•	Core FFO was approximately $13.5 million, or $0.33 per fully diluted share;

•	AFFO was approximately $9.1 million, or $0.22 per fully diluted share;

•	In-place occupancy was 83.0% as of quarter end, or 86.0% including signed leases not yet occupied;

•	Executed approximately 191,000 square feet of new and renewal leases during the quarter;

•	Declared a first quarter dividend of $0.10 per share of common stock, paid on April 24, 2024; and

•	Declared a first quarter dividend of $0.4140625 per share of Series A Preferred Stock, paid on April 24, 2024.

“The first quarter’s results tracked our expectations and we progressed renovations at several of our properties to drive incremental value,” commented James Farrar, the Company’s Chief Executive Officer. “As far as the leasing marketplace, we continue to see the return of larger tenant prospects. During the first quarter, we executed two sizable new leases, including a 29,000 square foot 11-year lease with a financial tenant at Bloc 83 in Raleigh and a 43,000 square foot 10.5-year lease with a healthcare tenant at FRP Ingenuity Drive in Orlando. The completion of these leases resulted in all full-floor availabilities at Bloc 83 now being leased and 100% occupancy at FRP Ingenuity Drive.”

“Our guidance outlook has been updated to reflect our latest expectations for our co-working tenant WeWork at two of our properties. While we have not finalized lease amendments, we have updated our expectations to reflect taking back one floor at each of the Terraces building located in the premium Preston Center submarket of Dallas and at Bloc 83 in Raleigh. Both of these top tier assets have no full-floor vacancies remaining today and these spaces are highly desirable. We believe this outcome will position us to further diversify each property with high-quality and long-term tenancy and ultimately enhance value.”

A reconciliation of certain non-GAAP financial measures, including FFO, Core FFO, AFFO, NOI, Same Store NOI, Same Store Cash NOI and their equivalent per share measures, to the most directly comparable financial measure under U.S. generally accepted accounting principles (“GAAP”) can be found at the end of this release.

Portfolio Operations

The Company reported that its total portfolio as of March 31, 2024 contained 5.7 million net rentable square feet and was 83.0% occupied, or 86.0% including signed leases not yet occupied.

Net Operating Income was approximately $26.7 million and Adjusted Cash NOI (CIO share) was approximately $26.0 million for the first quarter of 2024. Net Operating Income benefited from $0.9 million of termination fee income recognized in the quarter.

Same Store Cash NOI decreased 1.0% for the three months ended March 31, 2024 as compared to the same period in the prior year.

Leasing Activity

The Company’s total leasing activity during the first quarter of 2024 was approximately 191,000 square feet, which included 110,000 square feet of new leasing and 81,000 square feet of renewals. Approximately 184,000 square feet of leases signed within the quarter are expected to commence subsequent to quarter end.

New Leasing – New leases were signed with a weighted average lease term of 9.1 years at a weighted average annual rent of $33.33 per square foot and at a weighted average cost of $9.86 per square foot per year.

Renewal Leasing – Renewal leases were signed with a weighted average lease term of 4.2 years at a weighted average annual rent of $32.50 per square foot and at a weighted average cost of $3.28 per square foot per year.

Capital Structure

As of March 31, 2024, the Company had total principal outstanding debt of approximately $671.2 million. Approximately 91.1% of the Company’s debt was fixed rate or effectively fixed rate due to interest rate swaps. City Office’s total principal outstanding debt had a weighted average maturity of approximately 2.3 years and a weighted average interest rate of 4.8%.

Dividends

On March 15, 2024, the Company’s Board of Directors approved and the Company declared a cash dividend of $0.10 per share of the Company’s common stock for the three months ended March 31, 2024. The dividend was paid on April 24, 2024 to common stockholders and unitholders of record as of April 10, 2024.

On March 15, 2024, the Company’s Board of Directors approved and the Company declared a cash dividend of $0.4140625 per share of the Company’s 6.625% Series A Preferred Stock for the three months ended March 31, 2024. The dividend was paid on April 24, 2024 to preferred stockholders of record as of April 10, 2024.

2024 Outlook

Following City Office’s performance for the first quarter of 2024, the Company’s outlook for full year 2024 guidance remains unchanged except for the expectation that the Company will take back portions of WeWork leased spaces at the Terraces property in Dallas and the Bloc 83 property in Raleigh, as described above. The impact of these pending lease modifications, assuming they are completed, are expected to reduce Core FFO in 2024 by $1.8 million or $0.04 per fully diluted share. Approximately $0.02 of this expected reduction relates to the non-cash write-off of this tenant’s straight line rent.

The outlook includes the following assumptions:

Full Year 2024 Guidance	Previous		Updated
	Low	High	Low	High
Dispositions	$21.0M	$21.0M	$21.0M	$21.0M
Net Operating Income	$103.5M	$105.5M	$101.5M	$103.5M
General & Administrative Expenses	$14.5M	$15.5M	$14.5M	$15.5M
Interest Expense	$34.5M	$35.5M	$34.5M	$35.5M
2024 Core FFO per fully diluted share	$1.18	$1.22	$1.14	$1.18
Net Recurring Straight-Line Rent Adjustment	$2.0M	$3.0M	$1.0M	$2.0M
Same Store Cash NOI Change	(1.0%)	1.0%	(2.0%)	0.0%
December 31, 2024 Occupancy	84.5%	86.5%	83.5%	85.5%

Material Considerations:

1.	Dispositions reflects the expected disposition of the Cascade Station property in Portland to the lender and the expected disposition amount represents the outstanding principal balance of the loan.

2.

The General & Administrative Expenses guidance includes approximately $4.3 million for stock-based compensation. Our Core FFO definition excludes stock-based compensation. Excluding stock-based compensation, General & Administrative Expenses guidance for Full Year 2024 would have been $10.2 million – $11.2 million.

3.	Annual weighted average fully diluted shares of common stock outstanding are assumed to be approximately 41.3 million.

4.	2024 guidance assumes no share issuances, no acquisitions and no share repurchase activity.

The Company’s guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in the Company’s filings with the United States Securities and Exchange Commission. This outlook reflects management’s view of current and future market conditions, including assumptions such as timing and magnitude of future acquisitions and dispositions, if any, rental rates, occupancy levels, leasing activity, our ability to renew expiring leases, uncollectible rents, operating and general administrative expenses, weighted average diluted shares outstanding and rising interest rates. The Company reminds investors that the impacts of the work-from-home trend, inflation and general market conditions are uncertain and impossible to predict. See “Forward-looking Statements” below.

Webcast and Conference Call Details

City Office’s management will hold a conference call at 11:00 am Eastern Time on May 3, 2024.

The webcast will be available under the “Investor Relations” section of the Company’s website at www.cioreit.com. The conference call can be accessed by dialing 1-833-470-1428 for domestic callers and 1-404-975-4839 for international callers. The passcode for the conference call is 855802.

A replay of the call will be available later in the day on May 3, 2024, continuing through August 1, 2024 and can be accessed by dialing 1-866-813-9403 for domestic callers and 1-929-458-6194 for international callers. The passcode for the replay is 497483. A replay will also be available for twelve months following the call at “Webcasts & Events” in the “Investor Relations” section of the Company’s website.

A supplemental financial information package to accompany the discussion of the results will be posted on www.cioreit.com under the “Investor Relations” section.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The National Association of Real Estate Investment Trusts (“NAREIT”) states FFO should represent net income or loss (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments of unconsolidated partnerships and joint ventures, gains or losses on the sale of property and impairments to real estate.

The Company uses FFO as a supplemental performance measure because the Company believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of earn-outs, changes in fair value of contingent consideration and the amortization of stock based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Adjusted Funds from Operations (“AFFO”) – We compute AFFO by adding to Core FFO the non-cash amortization of deferred financing fees and non-real estate depreciation, and then subtracting cash paid for recurring tenant improvements, leasing commissions, and capital expenditures, and eliminating the net effect of straight-line rent / expense, deferred market rent and debt fair value amortization. Recurring capital expenditures exclude development / redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We exclude certain first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned at acquisition. We have further excluded all costs associated with tenant improvements, leasing commissions and capital expenditures which were funded by the entity contributing the properties at closing.

Along with FFO and Core FFO, we believe AFFO provides investors with appropriate supplemental information to evaluate the ongoing operations of the Company. Other equity REITs may calculate AFFO differently, and, accordingly, the Company’s AFFO may not be comparable to such other REITs’ AFFO.

Net Operating Income (“NOI”) – We define NOI as rental and other revenues less property operating expenses.

We consider NOI to be an appropriate supplemental performance measure to net income because we believe it provides information useful in understanding the core operations and operating performance of our portfolio.

Same Store Net Operating Income (“Same Store NOI”) and Same Store Cash Net Operating Income (“Same Store Cash NOI”) – Same Store NOI is calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented, and Same Store Cash NOI is calculated as Same Store NOI less non-recurring other income, termination fee income, straight-line rent / expense, deferred market rent and the non-controlling interest’s share of cash NOI. The Company’s definitions of Same Store NOI and Same Store Cash NOI exclude properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or significant renovations.

We believe Same Store NOI and Same Store Cash NOI are important measures of comparison because each allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositionings during such periods. Other REITs may calculate Same Store NOI and Same Store Cash NOI differently and our calculation should not be compared to that of other REITs.

Forward-looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “approximately,” “anticipate,” “assume,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hypothetical,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or other similar words or expressions. There can be no assurance that actual forward-looking statements, including projected capital resources, projected profitability and portfolio performance, estimates or developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include those pertaining to expectations regarding our financial performance, including under metrics such as NOI and FFO, market rental rates, national or local economic growth, including the impact of inflation, estimated replacement costs of our properties, the Company’s expectations regarding tenant occupancy, re-leasing periods, the Company’s ability to renew expiring leases, tenant compliance with contractual lease obligations, projected capital improvements, expected sources of financing and ability to service existing financing, expectations as to the likelihood and timing of closing of acquisitions, dispositions, or other transactions, the expected operating performance of the Company’s current properties, anticipated near-term acquisitions and descriptions relating to these expectations, including, without limitation, the anticipated net operating income yield and cap rates, lower than expected yields, increased interest rates, operating costs and costs of capital, and changes in local, regional, national and international economic conditions, including as a result of the systemic and structural changes in the demand for commercial office space. Forward-looking statements presented in this press release are based on management’s beliefs and assumptions made by, and information currently available to, management.

The forward-looking statements contained in this press release are based on historical performance and management’s current plans, estimates and expectations in light of information currently available to us and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to the factors, risks and uncertainties described above, changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors described in our news releases and filings with the SEC, including but not limited to those described in our Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors” and in our subsequent reports filed with the SEC, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company does not guarantee that the assumptions underlying such forward-looking statements contained in this press release are free from errors. Unless otherwise stated, historical financial information and per share and other data are as of March 31, 2024 or relate to the quarter ended March 31, 2024. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

City Office REIT, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except par value and share data)

	March 31, 2024	December 31, 2023
Assets
Real estate properties
Land	$193,524	$193,524
Building and improvement	1,196,003	1,194,819
Tenant improvement	156,625	152,540
Furniture, fixtures and equipment	944	820

	1,547,096	1,541,703
Accumulated depreciation	(229,680)	(218,628)

	1,317,416	1,323,075

Cash and cash equivalents	29,533	30,082
Restricted cash	13,831	13,310
Rents receivable, net	53,114	53,454
Deferred leasing costs, net	23,220	21,046
Acquired lease intangible assets, net	40,459	42,434
Other assets	27,954	27,975

Total Assets	$1,505,527	$1,511,376

Liabilities and Equity
Liabilities:
Debt	$668,249	$669,510
Accounts payable and accrued liabilities	29,908	29,070
Deferred rent	8,040	7,672
Tenant rent deposits	7,853	7,198
Acquired lease intangible liabilities, net	7,393	7,736
Other liabilities	16,431	17,557

Total Liabilities	737,874	738,743

Commitments and Contingencies
Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 shares authorized, 4,480,000 issued and outstanding as of March 31, 2024 and December 31, 2023	112,000	112,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 40,154,055 and 39,938,451 shares issued and outstanding as of March 31, 2024 and December 31, 2023	401	399
Additional paid-in capital	438,909	438,867
Retained earnings	214,709	221,213
Accumulated other comprehensive income/(loss)	1,515	(248)

Total Stockholders’ Equity	767,534	772,231
Non-controlling interests in properties	119	402

Total Equity	767,653	772,633

Total Liabilities and Equity	$1,505,527	$1,511,376

City Office REIT, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Rental and other revenues	$44,493	$45,957

Operating expenses:
Property operating expenses	17,744	17,720
General and administrative	3,711	3,765
Depreciation and amortization	15,075	15,304

Total operating expenses	36,530	36,789

Operating income	7,963	9,168
Interest expense:
Contractual interest expense	(8,098)	(7,972)
Amortization of deferred financing costs and debt fair value	(319)	(323)

	(8,417)	(8,295)

Net (loss)/income	(454)	873
Less:
Net income attributable to non-controlling interests in properties	(135)	(169)

Net (loss)/income attributable to the Company	(589)	704
Preferred stock distributions	(1,855)	(1,855)

Net loss attributable to common stockholders	$(2,444)	$(1,151)

Net loss per common share:
Basic	$(0.06)	$(0.03)

Diluted	$(0.06)	$(0.03)

Weighted average common shares outstanding:
Basic	40,097	39,873

Diluted	40,097	39,873

Dividend distributions declared per common share	$0.10	$0.20

City Office REIT, Inc.

Reconciliation of Net Income to FFO, Core FFO and AFFO

(Unaudited)

(In thousands, except per share data)

Three Months Ended March 31, 2024
Net loss attributable to common stockholders	$(2,444)
(+) Depreciation and amortization	15,075

12,631
Non-controlling interests in properties:
(+) Share of net income	135
(-) Share of FFO	(294)

FFO attributable to common stockholders	$12,472

(+) Stock based compensation	1,070

Core FFO attributable to common stockholders	$13,542

(-) Net recurring straight-line rent/expense adjustment	(305)
(-) Net amortization of above and below market leases	(27)
(+) Net amortization of deferred financing costs and debt fair value	316
(-) Net recurring tenant improvements and incentives	(2,172)
(-) Net recurring leasing commissions	(815)
(-) Net recurring capital expenditures	(1,464)

AFFO attributable to common stockholders	$9,075

FFO per common share	$0.30

Core FFO per common share	$0.33

AFFO per common share	$0.22

Dividends distributions declared per common share	$0.10
FFO Payout Ratio	33%
Core FFO Payout Ratio	30%
AFFO Payout Ratio	45%

Weighted average common shares outstanding - diluted	41,155

City Office REIT, Inc.

Reconciliation of Rental and Other Revenues to Same Store NOI and Same Store Cash NOI

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2024	2023
Rental and other revenues	$44,493	$45,957
Property operating expenses	17,744	17,720

Net operating income (“NOI”)	$26,749	$28,237
Less: NOI of properties not included in same store	(735)	(1,574)

Same store NOI	$26,014	$26,663
Less:
Termination fee income	(934)	(26)
Straight-line rent/expense adjustment	(359)	(1,716)
Above and below market leases	(20)	27
NCI in properties – share in cash NOI	(426)	(434)

Same store cash NOI	$24,275	$24,514

City Office REIT, Inc.

Reconciliation of Net Income to Core FFO Guidance

(Unaudited)

(In thousands, except per share data)

	Full Year 2024 Outlook
	Low	High
Net loss attributable to common stockholders	$(16,900)	$(16,150)
(+) Depreciation and amortization	60,000	61,000
(+) Net loss on disposition of real estate property	100	100
(-) Non-controlling interests in properties	(500)	(500)

FFO attributable to common stockholders	$42,700	$44,450

(+) Stock based compensation	4,300	4,300

Core FFO attributable to common stockholders	$47,000	$48,750

FFO per common share	$1.03	$1.08

Core FFO per common share	$1.14	$1.18

Weighted average shares of common stock	41,300	41,300

Contact

City Office REIT, Inc.

Anthony Maretic, CFO

+1-604-806-3366

investorrelations@cityofficereit.com